Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE
May 12, 2011

Company Contact:
Tony Dombrowik, Chief Financial Officer
(509) 568-7800

Investor Relations:
Stacy Feit
Financial Relations Board
(213) 486-6549

Ambassadors Group Declares Quarterly Dividend and Increased Share Repurchase Authorization

Spokane, WA – May 12, 2011 - Ambassadors Group, Inc. (NASDAQ: EPAX) (“Company”), a leading provider of educational travel experiences, announced today that its board of directors declared a quarterly dividend of $0.06 per share, which will be paid on June 9, 2011 to all common shareholders of record on May 26, 2011. The Company’s board of directors continually reviews the Company’s dividend policy to ensure compliance with capital requirements, regulatory limitations, the Company’s financial position and other conditions, which may affect the Company’s desire or ability to pay dividends in the future.

The Company also announced today that the board of directors authorized a $15.0 million increase in the funds which the Company may spend under the Company’s stock repurchase plan.  The amount currently authorized $55.0 million, all of which the Company has expended for the repurchase of its shares. The total amount authorized is pursuant to a repurchase program approved by the board of directors in May 2004, increased in August 2005, November 2006, November 2007, and November 2008. The stock repurchase program provides for buying stock on the open market or through negotiated transactions and retiring the shares to the Company’s treasury. The Company will determine the timing, the price and the number of shares to be repurchased under the program.

Jeff Thomas, Chief Executive Officer of Ambassadors Group, Inc. stated, “We believe our repurchase program, combined with our existing dividend policy, is consistent with the Company’s commitment to returning real value to our shareholders while staying focused on profitable growth and operational execution. We believe our dividend helps make Ambassadors a valuable investment, and given the recent trading prices of our stock, continued share repurchases make financial sense.  As previously announced, we completed the prior share repurchase authorized by the Board of Directors in early April 2011.  We are pleased with the results of the share repurchase so far, and the board  remains committed to the current strategy.  The allocation of capital resources continues to be an important area of attention for our team, and we do not believe this action will impact our near term cash needs.”

About Ambassadors Group, Inc.

The Company is a socially conscious, education company located in Spokane, Washington. Ambassadors Group, Inc. is the parent company of Ambassador Programs, Inc., World Adventures Unlimited, Inc. and BookRags, Inc., an educational research website. The Company also oversees the Washington School of World Studies, an accredited travel study and distance learning school. Additional information about the Company and its subsidiaries is available at www.ambassadorsgroup.com. In this press release, “Company”, “we”, “us”, and “our” refer to Ambassadors Group, Inc. and its subsidiaries.

Forward-Looking Statements

This press release contains forward-looking statements regarding our actual and expected financial performance and the reasons for variances between period-to-period results. Forward-looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release and may not reflect risks related to international unrest, outbreak of disease, conditions in the travel industry, direct marketing environment, changes in economic conditions and changes in the competitive environment. We expressly disclaim any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in expectations or any change in events. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be met. For a more complete discussion of certain risks and uncertainties that could cause actual results to differ materially from anticipated results, please refer to the Ambassadors Group, Inc. 10-K filed March 11, 2011, proxy statement filed April 12, 2011, and 10-Q filed May 6, 2011.